UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported):                     March 28, 2008
Diamond Offshore Drilling, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	1-13926	76-0321760

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
15415 Katy Freeway
Houston, Texas 77094

(Address of Principal Executive Offices and Zip Code)
Registrant’s telephone number, including area code:                     (281) 492-5300
Not Applicable

(Former name or former address, if changed since last report)
     Check the appropriate line below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
(e) On March 28, 2008, the Compensation Committee of the Board of Directors of Diamond Offshore Drilling, Inc. (the “Company”) determined the performance goals, participants, payout formulas and maximum awards for the 2008 performance period under the Company’s Incentive Compensation Plan for Executive Officers (as amended and restated effective January 1, 2007) (the “Incentive Compensation Plan”). The 2008 awards will be based on the results of the Company’s drilling operations, specifically, the percentage of actual EBITDA (as defined by the Compensation Committee) for 2008 compared to the average of 2008 budgeted EBITDA and 2007 actual EBITDA. The amount available for incentive awards to each participant will be a function of the participant’s incentive target, which is expressed a percentage of that participant’s eligible base salary, and will not exceed the product of that incentive target and the participant’s eligible base salary. In accordance with the Incentive Compensation Plan, the Compensation Committee has retained negative discretion to reduce or eliminate any 2008 award payable to any of the participants.
     The table below sets forth the incentive target and maximum award established under the Incentive Compensation Plan for the 2008 performance period for each of the named executive officers identified in the Company’s most recent proxy statement.

		Incentive Target/Maximum
	Eligible	Award as a Percentage of
Name and Position	Base Salary	Eligible Base Salary

James S. Tisch Chairman of the Board & Chief Executive Officer	$300,000	100%

Lawrence R. Dickerson President and Chief Operating Officer	720,000	100%

Gary T. Krenek Chief Financial Officer & Senior Vice President	338,880	100%

John L. Gabriel, Jr. Senior Vice President — Contracts and Marketing	425,600	100%

John M. Vecchio Senior Vice President — Technical Services	374,150	100%

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DIAMOND OFFSHORE DRILLING, INC.
By:	/s/ William C. Long
William C. Long
Senior Vice President, General Counsel and Secretary

Dated: March 31, 2008

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